UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 22, 2008

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 706, Silver Tower, No. 933, Zhongshanxi Road, Shanghai, China 200051
(Address of principal executive offices)

((86) 21 51113716
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

On July 23, 2008, The Hartcourt Companies (the “Company”) completed the acquisition of 60 percent of the outstanding equity of Beijing Yanyuan Rapido Education Company (“Beijing Yanyuan”) pursuant to the terms of the definitive agreement entered into between the two parties. Subject to the definitive agreement between the Company and Beijing Yanyuan, the purchase price paid by the Company in connection with its acquisition of a controlling interest in Beijing Yanyuan was 69 million shares of the Company’s restricted common stock.

On June 13, 2008, the Company entered into a definitive agreement to purchase 60% of the outstanding equity of Beijing Yanyuan. Under the terms of the agreement between Beijing Yanyuan and the Company, Beijing Yanyuan committed that its net profit would exceed RMB 6 million (US $827,000) for the year 2008, RMB 10 million (US $1.379 million) for the year 2009, and RMB 14 million (US $1.931 million) for the year 2010. The 69 million restricted common shares issued by the Company in connection with the acquisition will be released to shareholders of Beijing Yanyuan in three installments based on the profit realized by Beijing Yanyuan over the three-year period from 2008 to 2010. If the profit realized by Beijing Yanyuan in any of the three years in the period from 2008 to 2010 is less than the profit target committed to by Beijing Yanyuan for such calendar year, then the number of shares issuable by the Company is subject to reduction as provided in the definitive agreement between the parties.

On the same day that the Company entered into the definitive agreement to acquire a controlling interest in Beijing Yanyuan, the Company’s Board of Directors appointed Mr. Zhenyu Hu, President of Beijing Yanyuan, to fill a vacancy on the Company’s Board.  No relationship existed between the Company and any of its affiliates, directors or officers and Beijing Yanyuan or Mr. Hu prior to (i) the Company’s entry into a definitive agreement with Beijing Yanyuan and (ii) the appointment of Mr. Hu to the Company’s Board of Directors.  As a member of the Company’s Board of Directors, Mr. Hu recused himself from the Board’s discussions of any and all matters pertaining to the Company’s acquisition of a controlling interest in Beijing Yanyuan.

Item 3.02        Unregistered Sales of Equity Securities

On July 22, 2008, in an offshore transaction under Regulation S the Company issued an aggregate of 69 million restricted shares of the Company’s common stock to shareholders of Beijing Yanyuan pursuant to the terms of the definitive agreement between Hartcourt and Beijing Yanyuan.

Item 7.01        Regulation FD Disclosure.

On July 23, 2008 the Company issued a press release announcing the Company’s completion of the acquisition of Beijing Yanyuan.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibits 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

99.1         Press Release dated July 23, 2008 announcing Company’s completion of the acquisition of Beijing Yanyuan.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on July 29, 2008.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press Release dated July 23, 2008 announcing Company’s completion of the acquisition of Beijing Yanyuan.